Ropes & Gray
                            One International Place
                        Boston, Massachusetts 02110-2624
                                 (617) 951-7000
                              FAX: (617) 951-7050


                   Writer's Direct Dial Number: (617) 951-7265


                                                     October 11, 1996




BY EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Amendment to Statement on Schedule 13D for Yehuda Harats
         Relating to the Common Stock of Electric Fuel Corporation

Ladies and Gentlemen:

         We enclose for filing pursuant to Rule 13d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an Amendment to Schedule 13D, including the exhibits thereto (Amendment"). Because the original Statement on Schedule 13D, relating to the acquisition by Yehuda Harats of shares of the common stock, par value $.01 per share, of Electric Fuel Corporation, a Delaware corporation (the "Company"), and filed on March 14, 1994 (the "Statement") was not electronically filed, a copy of the Statement (without exhibits) is included as well.

         A copy of this letter, together with a manually executed copy of the Amendment (including the exhibits thereto), is being delivered today by registered mail to each of the Company at its principal executive offices and to The National Association of Securities Dealers, Inc.

Securities and Exchange                -2-                      October 11, 1996
Commission

         If you  have any  questions  regarding  this  matter,  please  call the
undersigned   at  617/951-7265  or  Jane  D. Goldstein  of  this  office  at
617/951-7431.

                                   Sincerely,

                                                     /s/ Joan Meissner Guckert

                                                     Joan Meissner Guckert





Enclosures

cc: w/enclosures to:

Electric Fuel Corporation
Yehuda Harats
The National Association of
Securities Dealers, Inc.
Jane D. Goldstein, Esq.